PROSPECTUS and                     Pricing Supplement No. 140
PROSPECTUS SUPPLEMENT, each        Effective at  12:42 P.M.
Dated October 24, 1996             September 15, 1997


                    U.S. $5,000,000,000           Rule 424 (b)(3)
                                                  Registration
                    FORD MOTOR CREDIT COMPANY     Statement No.
                                                  33-64237
                    MEDIUM-TERM NOTES

          Due from 9 Months to 30 Years from Date of Issue

Interest payable each March 15 and September 15 and at Maturity


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                                             Interest Rate
Range of Maturities                            Per Annum
-------------------                          ----------------

More than 9 months to less than 1 year .......... 2.55%
1 year to less than 18 months...................  3.00
18 months to less than 2 years................... 3.05
2 years to less than 3 years.....................  NA
3 years to less than 4 years..................... 6.25
4 years to less than 5 years..................... 6.35
5 years to less than 6 years..................... 6.45
6 years to less than 7 years..................... 6.55
7 years to less than 8 years..................... 6.60
8 years to less than 9 years..................... 6.65
9 years to less than 10 years.................... 6.70
10 years to less than 15 years................... 6.75
15 years to less than 20 years...................  NA
20 years to less than 25 years...................  NA
25 years to less than 30 years...................  NA
30 years.........................................  NA



          The interest rates on the Medium-Term Notes may be changed by Ford Motor Credit Company from time to time, but any such change will not affect the interest rate on any Medium-Term
Note ordered prior to the effective time of the change.

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GOLDMAN, SACHS & CO.                     MERRILL LYNCH & CO.
LEHMAN BROTHERS                         SALOMON BROTHERS INC.
SMITH BARNEY INC.